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                                                                   EXHIBIT 15.11

           SERVICING AGREEMENT RELATING TO CLASS A SHARES OF CERTAIN
                        COMMON SENSE TRUST MUTUAL FUNDS

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Dear Sir:

This Servicing Agreement (the "Agreement") between PFS Distributors, Inc. ("Distributor"), an indirect subsidiary of Travelers Group Inc., defines the services to be provided by PFS Investments Inc. ("Dealer") for Class A shares for which Dealer may receive payment pursuant to the Class A Distribution Plan (hereinafter referred to as the "Plan") adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") by the Common Sense Emerging Growth Fund, Common Sense International Equity Fund, Common Sense Growth Fund, the Common Sense Growth and Income Fund, the Common Sense Government Fund, the Common Sense Money Market Fund and the Common Sense Municipal Bond Fund (the "Funds") of Common Sense Trust (the "Trust") for which Distributor serves as distributor. Each such Fund has acted severally and not jointly in adopting the Plan and the Agreement and hereinafter is referred to severally as the "Fund". The Plan and the Agreement have been approved by a majority of the Trustees including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any related agreements (the "non-interested
Trustees"), cast in person at a meeting called for the purpose of voting on the Plan. Such approval included a determination that in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The Plan has also been approved by a vote of a majority of the Fund's outstanding Class A voting securities, as defined in the Act.
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         1.      To the extent you provide servicing and maintenance of
                 Customers' accounts who may from time to time, directly or beneficially own shares of the Funds, including but not limited to, distributing prospectuses and sales literature, answering routine Customer inquiries regarding the Fund, assisting Customers in changing dividend options, account designations and addresses, and in enrolling into the pre-authorized check plan, systematic withdrawal plan or any of several tax sheltered retirement plans offered in
                 connection with the purchase of shares in the case of those Funds offering such Plans, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains
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                 distributions automatically in shares and providing such other services as the Fund or the Customer may reasonably request ("service activities"), we shall pay you at least quarterly a fee for Class A shares as indicated in each Fund's then current Prospectus based on the net asset value of Class A shares of the Fund. Such fee will be payable only so long as the Plan remains in effect. You understand and agree that you shall not be paid such quarterly fee until we are in receipt of the service fee described in the Fund's then current Prospectus for the period in which you provide the services described above, and our liability to you for the payment of such quarterly fee is limited to the proceeds of that Fund's service fee. No such quarterly fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund or by us as Agent within seven (7) business days after the date of our confirmation of such purchase. No such fee shall be payable with respect to shares purchased at net asset value without a sales charge by investors of the classes described in the Fund's Prospectus pursuant to Rule 22d-1 under the Act other than classes of net asset value categories pursuant to Rule 22d-1 as may from time to time be approved by the Fund. For purposes of this Agreement, "service activities" shall mean activities covered by the definition of "service fee" contained in Article III, Section 26(b) of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.
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         2.      By accepting such fee you agree to assign a representative to each account, to require such representative to contact the Customer regularly and to pay at least a portion of such fee to such representative. Additionally, you understand that Distributor will monitor service levels which you provide to your Customers pursuant to this agreement and that consistently low levels of service will result in non-payment of the fee.
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         3.      You agree to use your best efforts to support the asset value of the Fund to the extent consistent with the suitability requirements of your Customer. You understand that
                 Distributor will monitor levels of redemption and that redemption levels consistently above those dictated by market conditions will result in non-payment of the fee.
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         4.      This Agreement does not require Dealer to hold Fund shares in street name or to provide shareholder accounting and record keeping services for any Customers who are beneficial owners of Fund shares.
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         5.      You shall furnish us and the Fund with such information as shall reasonably be requested by either the Trustees of the Fund or by us with respect to the fees paid to you pursuant to this Agreement.
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         6.      We shall furnish to the Trustees of the Fund, for their review on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.
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         7.      Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Fund
                 except those contained in the then current Prospectus for the Fund, and you shall have no authority to act as Agent for the Fund or for Distributor.
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         8.      This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the non-interested Trustees or by a vote of a majority of the Fund's outstanding Class A shares, on sixty
                 (60) days written notice. It will be terminated by any act which terminates either the Fund's Underwriting Agreement with us or the Selling Agreement between Dealer and us and shall terminate automatically in the event of its assignment as that term is defined in the Act.
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         9.      The provisions of the Underwriting Agreement between the Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. This Agreement shall become effective upon execution and delivery hereof and shall continue in full force and effect so long as the continuance of the Plan and this related Agreement are approved at least annually by a vote of the Trustees, including a majority of the non-interested Trustees, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the foregoing address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.
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         10.     The Declaration of Trust establishing Common Sense Trust, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder or officer of said Trust shall be held to any





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                 personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust, but only the assets and property of the Trust, or of the particular series of the Trust in question, as the case may be, shall be liable. All obligations under this Agreement shall apply only on a Fund by Fund basis and the assets of one Fund shall not be liable for the obligations of any other Fund.
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         11.     This Agreement shall be construed in accordance with the laws of the State of Georgia.


PFS DISTRIBUTORS, INC.


By:______________________________       Date:______________________________



ACCEPTED:

PFS INVESTMENTS INC.
a Georgia corporation


By:______________________________       Date:______________________________
Name:____________________________
Title:___________________________





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